    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1997

                                                                   NO. 333-30747
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                                AMENDMENT NO. 2
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                     SECURITY CAPITAL ATLANTIC INCORPORATED
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                              SIX PIEDMONT CENTER
                             ATLANTA, GEORGIA 30305
                                 (404) 237-9292
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          JEFFREY A. KLOPF, SECRETARY
                     SECURITY CAPITAL ATLANTIC INCORPORATED
                              SIX PIEDMONT CENTER
                             ATLANTA, GEORGIA 30305
                                 (404) 237-9292
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   COPIES TO:
          EDWARD J. SCHNEIDMAN                      STACY J. KANTER
          MAYER, BROWN & PLATT               SKADDEN, ARPS, SLATE, MEAGHER
        190 SOUTH LASALLE STREET                       & FLOM LLP
        CHICAGO, ILLINOIS 60603                     919 THIRD AVENUE
             (312) 782-0600                     NEW YORK, NEW YORK 10022
                                                     (212) 735-3000

                                --------------

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE
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
                                                                                  PROPOSED
                                                                   PROPOSED       MAXIMUM
                                                     AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
               TITLE OF SECURITIES                   BEING      OFFERING PRICE    OFFERING     REGISTRATION
                BEING REGISTERED                   REGISTERED    PER UNIT(1)      PRICE(1)        FEE(2)
-----------------------------------------------------------------------------------------------------------
Notes...........................................  $150,000,000       100%       $150,000,000     $45,455

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(1) Estimated solely for purposes of determining the registration fee.
(2) Previously paid.

                                --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table itemizes the expenses incurred by the Registrant in connection with the offering of the shares being registered. All the amounts shown are estimates (other than the SEC registration fee and the NASD fee).

                                                                         AMOUNT
                                                                       --------
      SEC registration fee...........................................  $ 45,455
      NASD fee.......................................................    15,500
      Rating agency fees.............................................   200,000
      Trustee fees...................................................    25,000
      Printing fees..................................................   200,000
      Legal fees and expenses (other than Blue Sky)..................    50,000
      Accounting fees and expenses...................................    37,500
      Blue Sky fees and expenses (including fees of counsel).........     2,000
      Miscellaneous expenses.........................................    49,545
                                                                       --------
          Total......................................................  $625,000
                                                                       ========

ITEM 31. SALES TO SPECIAL PARTIES.

See Item 32. In addition, on October 18, 1996, Security Capital Group Incorporated ("Security Capital") purchased 416,666 shares of common stock in the Registrant's initial public offering of 4,940,000 shares of common stock.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

From October 26, 1993 (the date of the Registrant's inception) through June 28, 1994, Security Capital purchased an aggregate of 13,066,575 shares of the Registrant's common stock at a price of $20.00 per share. Such purchases were exempt from registration pursuant to Section 4(2) of the Securities Act. On May 12, 1994, Laing Properties, Inc. received 5,000,000 shares of the Registrant's common stock in partial consideration for ATLANTIC's acquisition of a portfolio of properties. Of the 5,000,000 shares issued to Laing Properties, Inc., 3,750,000 shares have been repurchased by the Registrant under a put obligation. In August 1994, the Registrant sold 500,000 shares of common stock in a private offering at a price of $20.00 per share (including 331,713 shares which were sold to Security Capital). From March 1995 through June 1995, the Registrant sold 7,272,728 shares of common stock in a private offering at a price of $22.00 per share (including 4,310,705 shares which were sold to Security Capital). From November 1995 through May 1996, the Registrant sold 10,862,278 shares of common stock in a private offering at a price of $23.00 per share (including 919,712 shares which were sold to Security Capital at a price of $23.00 per share and 1,250,000 shares which were sold to Security Capital at a price of $23.136 per share). All such transactions were effected pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 thereunder.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit of profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Registrant's officers and Directors will be indemnified under the Registrant's charter against certain liabilities. The Registrant's charter provides that the Registrant will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Registrant or (b) any individual who, while a Director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise. The Registrant has the power, with the approval of the Registrant's Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the Registrant or its predecessors.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits the Registrant to advance reasonable expenses to a Director or officer upon the Registrant's receipt of
(a) a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Bylaws and
(b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

The Registrant has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

The form of Underwriting Agreement filed as an exhibit to this registration statement provides for the reciprocal indemnifications by the Underwriters of the Registrant, and its Directors, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

See Index to Financial Statements and Index to Exhibits.

ITEM 36. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 8TH DAY OF AUGUST, 1997.

                                        SECURITY CAPITAL ATLANTIC INCORPORATED

                                                /s/ Constance B. Moore
                                        By: ___________________________________
                                                    Constance B. Moore
                                             Co-Chairman and Chief Operating
                                                         Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ James C. Potts*          Co-Chairman, Chief              August 8, 1997
____________________________________   Investment Officer and
           James C. Potts              Director

     /s/ Constance B. Moore          Co-Chairman, Chief Operating    August 8, 1997
____________________________________   Officer and Director
         Constance B. Moore

         /s/ William Kell*           Vice President and              August 8, 1997
____________________________________   Controller (Principal
            William Kell               Financial and Accounting
                                       Officer)

       /s/ M. A. Garcia III*         Director                        August 8, 1997
____________________________________
          M. A. Garcia III

         /s/ Ned S. Holmes*          Director                        August 8, 1997
____________________________________
           Ned S. Holmes

        /s/ John M. Richman*         Director                        August 8, 1997
____________________________________
          John M. Richman


    /s/ Constance B. Moore
*By: _________________________
        Constance B. Moore
         Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT NO.                        DOCUMENT DESCRIPTION
 -----------                        --------------------
 +1          Form of Underwriting Agreement, dated as of August   , 1997, among
             Security Capital Atlantic Incorporated ("ATLANTIC") and J.P.
             Morgan Securities Inc. and Goldman, Sachs & Co., as
             representatives of the underwriters named therein
  2.1        Merger and Distribution Agreement, dated as of May 21, 1996, among
             Security Capital Pacific Trust ("PTR"), ATLANTIC, Security Capital
             Group Incorporated ("Security Capital") and Homestead Village
             Properties Incorporated ("Homestead") (incorporated by reference to Exhibit 2 to Homestead's Form S-4 Registration Statement (File
             No. 333-4455; the "Homestead S-4"))
  2.2        Form of Articles of Merger (incorporated by reference to Exhibit
             2.1 to the Homestead S-4)
  2.3        Merger and Issuance Agreement, dated as of March 24, 1997, between
             Security Capital and ATLANTIC (incorporated by reference to
             Exhibit 2.1 to ATLANTIC's Form 8-K dated March 24, 1997 (File No.
             1-12303, the "ATLANTIC 8-K"))
  2.4        First Amendment to Merger and Issuance Agreement (incorporated by reference to Exhibit 2.7 to Security Capital's Form S-11
             Registration Statement (File No. 333-26263, the "Security Capital
             S-11")
  2.5        Second Amendment to Merger and Issuance Agreement (incorporated by reference to Exhibit 2.8 to the Security Capital S-11)
  2.6        Third Amendment to Merger and Issuance Agreement (incorporated by reference to Exhibit 2.13 to the Security Capital S-11)
  2.7        Form of Agreement and Plan of Merger (incorporated by reference to
             Exhibit 2.4 to the Security Capital S-11)
  4.1        Second Amended and Restated Articles of Incorporation of ATLANTIC
             (incorporated by reference to Exhibit 4.1 to ATLANTIC's Form S-11
             Registration Statement (File No. 333-07071; the "ATLANTIC S-11"))
  4.2        Articles of Amendment to Second Amended and Restated Articles of
             Incorporation of ATLANTIC (incorporated by reference to Exhibit
             4.2 to the ATLANTIC S-11)
  4.3        Articles of Amendment to Second Amended and Restated Articles of
             Incorporation of ATLANTIC (incorporated by reference to Exhibit
             4.3 to the ATLANTIC S-11)
  4.4        Articles Supplementary to Second Amended and Restated Articles of
             Incorporation relating to ATLANTIC's Series A Junior Participating
             Preferred Stock (incorporated by reference to Exhibit 4.4 to
             ATLANTIC's Form 10-K for the year ended December 31, 1996 (File
             No. 1-12303, the "ATLANTIC 10-K"))
  4.5        Form of Articles Supplementary to Second Amended and Restated
             Articles of Incorporation relating to ATLANTIC's Series A
             Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.5 to ATLANTIC's Form S-11 Registration Statement
             (File No. 333-30749)).
  4.6        Second Amended and Restated Bylaws of ATLANTIC (incorporated by reference to Exhibit 4.4 to the ATLANTIC S-11)
  4.7        Rights Agreement, dated as of March 12, 1996, between ATLANTIC and
             The First National Bank of Boston, as Rights Agent, including form of Rights Certificate (incorporated by reference to Exhibit 4.5 to the ATLANTIC S-11)
 +4.8        Form of Indenture, dated as of August   , 1997, from ATLANTIC to
             State Street Bank and Trust Company, as Trustee
  4.9        Form of   % Note Due 2011
  4.10       Form of   % Note Due 2017
  5          Opinion of Mayer, Brown & Platt as to the legality of the Notes being registered
 +8          Opinion of Mayer, Brown & Platt as to certain tax matters
 10.1        Transfer and Registration Rights Agreement, dated as of December
             15, 1995, among ATLANTIC and the investors listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the
             ATLANTIC S-11)

 EXHIBIT NO.                        DOCUMENT DESCRIPTION
 -----------                        --------------------
  10.2       Supplemental Registration Rights Agreement, dated as of December
             15, 1995, among ATLANTIC and the investors listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the
             ATLANTIC S-11)
  10.3       Second Amended and Restated REIT Management Agreement, dated as of
             June 30, 1996, between ATLANTIC and the REIT Manager (incorporated by reference to Exhibit 10.3 to the ATLANTIC S-11)
  10.4       Investor Agreement, dated as of October 28, 1993, between ATLANTIC and Security Capital (incorporated by reference to Exhibit 10.4 to the ATLANTIC S-11)
  10.5       Revolving Credit Agreement, dated as of December 18, 1996, between
             ATLANTIC and Morgan Guaranty Trust Company of New York, as agent bank, including form of Revolving Credit Note (incorporated by reference to Exhibit 10.5 to the ATLANTIC 10-K)
  10.6       Form of Indemnification Agreement entered into between ATLANTIC and each of its Directors (incorporated by reference to Exhibit
             10.6 to the ATLANTIC S-11)
  10.7       Security Capital Atlantic Incorporated Share Option Plan for
             Outside Directors (incorporated by reference to Exhibit 10.7 to the ATLANTIC S-11)
  10.8       First Amendment to Security Capital Atlantic Incorporated Share
             Option Plan for Outside Directors (incorporated by reference to
             Exhibit 10.8 to the ATLANTIC S-11)
  10.9       Consolidated Amended and Restated Promissory Note by Atlantic
             Homestead Village Incorporated in favor of ATLANTIC (incorporated by reference to Exhibit 4.6 to the Homestead S-4)
  10.10      Amended and Restated Promissory Note by Atlantic Homestead Village
             Limited Partnership in favor of ATLANTIC (incorporated by
             reference to Exhibit 4.7 to the Homestead S-4)
  10.11      Protection of Business Agreement among ATLANTIC, PTR, Security
             Capital and Homestead (incorporated by reference to Exhibit 10.11 to the ATLANTIC 10-K)
  10.12      Investor and Registration Rights Agreement between Homestead and
             ATLANTIC (incorporated by reference to Exhibit 10.12 to the
             ATLANTIC 10-K)
  10.13      Funding Commitment Agreement between Homestead and ATLANTIC
             (incorporated by reference to Exhibit 10.13 to the ATLANTIC 10-K)
  10.14      Form of Property Management Agreement for ATLANTIC's communities
             (incorporated by reference to Exhibit 10.13 to the ATLANTIC S-11)
  10.15      Form of Amended and Restated Investor Agreement between ATLANTIC and Security Capital (incorporated by reference to Exhibit 10.1 to the ATLANTIC 8-K)
  10.16      Form of Administrative Services Agreement between ATLANTIC and SC
             Group Incorporated (incorporated by reference to Exhibit 10.2 to the ATLANTIC 8-K)
  10.17      Form of Protection of Business Agreement between ATLANTIC and
             Security Capital (incorporated by reference to Exhibit 10.3 to the
             ATLANTIC 8-K)
 +12         Computation of Ratio of Earnings to Fixed Charges
 +15         Letter re unaudited interim financial information
  21         Subsidiaries of ATLANTIC (incorporated by reference to Exhibit 21 to the ATLANTIC 10-K)
  23.1       Consent of Mayer, Brown & Platt (included in the opinions filed as
             Exhibits 5 and 8)
 +23.2       Consent of Ernst & Young LLP, Dallas, Texas
 +24         Power of Attorney pursuant to which amendments to this
             Registration Statement may be filed
 +25         Statement of Eligibility on Form T-1 of State Street Bank and
             Trust Company

--------
*To be filed by amendment
+Previously filed

                                      E-2